EXHIBIT 99.1


NEWS RELEASE

For Immediate Release                            Contact:    William W. Sherertz
                                                             President and
                                                             Chief Executive
                                                             Officer

                                                 Telephone:  (503) 220-0988

                     BBSI Names Michael Elich Vice President
                           and Chief Operating Officer

      PORTLAND,  OREGON, May 16, 2005 - Barrett Business Services, Inc. (Nasdaq:
BBSI)  announced today that the Company's board of directors has elected Michael
L. Elich as Vice President and Chief Operating Officer. Mr. Elich has served as BBSI's Director of Business Development since joining the Company in October 2001. Prior to BBSI, Mr. Elich served as Executive Vice President and Chief Operating Officer for Skills Resource Training Center, a company acquired by BBSI in January 2004. Mr. Elich holds a B.S. degree in Economics and Business from Montana State University.

      BBSI provides human resource management solutions to large and small companies throughout many regions of the United States.

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